Exhibit 23.3

CONSENT OF INDEPENDENT APPRAISAL BY VALUATION ADVISORS

We consent to the incorporation by reference in this Registration Statement of Endo Pharmaceuticals Holdings Inc. and subsidiaries on Form S-3 of our valuation report dated October 31, 2000, referenced in the Annual Report on Form 10-K of Endo Pharmaceuticals Holdings Inc. and subsidiaries for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Murray, Devine & Co., Inc.

Philadelphia, PA
June 10, 2003